UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2011

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Questcor Pharmaceuticals, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”) on Thursday, May 19, 2011, at its Northern California office, located at 26118 Research Place, Hayward, California 94545. At the Annual Meeting, the Company’s shareholders: (i) elected each of Don M. Bailey, Mitchell J. Blutt, M.D., Neal C. Bradsher, Stephen C. Farrell, Louis Silverman and Virgil D. Thompson to serve on the Company’s Board of Directors until the next annual meeting of shareholders and until the respective successor of each such director is duly elected and qualified, or until such director’s earlier death, resignation or removal (Proposal No. 1); (ii) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (Proposal No. 2); (iii) recommended, on a non-binding, advisory basis, that the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers be held every year (Proposal No. 3); (iv) ratified an amendment of the Company’s 2006 Equity Incentive Award Plan, which will increase the number of shares available for issuance thereunder by 3,500,000 shares (Proposal No. 4); (v) ratified an amendment of the Company’s Amended and Restated 2003 Employee Stock Purchase Plan, which will increase the number of shares available for issuance thereunder by 600,000 shares (Proposal No. 5); and (vi) ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 6).

As of March 29, 2011, the record date for the Annual Meeting, the Company had 61,654,574 shares of its common stock outstanding and entitled to vote. At the Annual Meeting, 55,019,935 shares of the Company’s common stock were present in person or represented by proxy and entitled to vote. The following sets forth detailed information regarding the voting results at the Annual Meeting:

Proposal No. 1: Election of six directors to serve on the Company’s Board of Directors until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Director Nominee	Votes For	Votes Withheld	Broker Non-votes
Don M. Bailey	47,796,125	134,242	7,089,568

Mitchell J. Blutt, M.D.	47,733,729	196,638	7,089,568

Neal C. Bradsher	47,711,212	219,155	7,089,568

Stephen C. Farrell	47,807,818	122,549	7,089,568

Louis Silverman	47,672,433	257,934	7,089,568

Virgil D. Thompson	43,976,968	3,953,399	7,089,568

Proposal No. 2: Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
46,388,751	843,319	698,297	7,089,568

Proposal No. 3: Recommendation, on a non-binding, advisory basis, on the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers.

Every Year	Every Two Years	Every Three Years	Votes Abstaining	Broker Non-Votes
32,291,853	6,189,631	5,374,063	1,487,699	9,676,689

Based upon the results set forth above for Proposal No. 3, the Board of Directors of the Company has determined that future shareholder advisory votes on the compensation of the Company’s named executive officers will occur every year.

Proposal No. 4: Ratification of an amendment of the Company’s 2006 Equity Incentive Award Plan, which will increase the number of shares available for issuance thereunder by 3,500,000 shares.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
34,346,997	12,886,217	697,153	7,089,568

Proposal No. 5: Ratification of an amendment of the Company’s Amended and Restated 2003 Employee Stock Purchase Plan, which will increase the number of shares available for issuance thereunder by 600,000 shares.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
46,220,407	1,015,905	694,055	7,089,568

Proposal No. 6: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
54,718,529	280,213	21,193	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Michael Mulroy
Michael Mulroy, Chief Financial Officer &
General Counsel